Exhibit 99.1

3rd Quarter, 2018

Dear Loyal Shareholder,

It’s been a long time since I updated you, and there’s lots to catch you up on! We are definitely growing as a company, while working on further acquisitions.

Progressive Water Makes Strides

Revenue at the half-year mark doubled year over year for our Dallas- based subsidiary, Progressive Water Treatment (www.progressivewater. com). And Marc's gross profits quadrupled, helping us in our drive toward overall profitability. In fact, our overall operating losses for the same period narrowed by 31%.

I am very happy with the standout performance by Marc Stevens and his team in McKinney, Texas.

Technology Progress

OriginClear Technologies continues to grow, as we announced a multi- year contract to help clean up pig manure in Spain – the third largest country in the world for pork production. And in March, we delivered and commissioned our first commercial system in China. Our system effectively removes high levels of ammonia from a chrome-plating process.

We just announced the next-generation of the same system, which generates 10,000 times more hydroxyls than what we were already selling successfully! That is superior decontamination.

That’s AOxPlus, pictured back when it was in the lab. We just filed a new patent on that, to add to our extensive patent portfolio. Hydroxyls are much more powerful than chlorine, without the harmful by-products.

Stay tuned for more technology updates!

Bill Charneski and I first visited Marc in 2015 when OriginClear acquired Progressive.

Early prototype of the new AOxPlus™ technology.

Modular Water Launches

At the end of June, water industry veteran Dan Early joined us with his “book of business.” And sure enough, he delivered his first system sale within a month of launch.

Dan has invented a proprietary prefabrication system, a “water-system- in-a-box,” which can be built in the factory and trucked out to the site.

We are building a whole product line around Dan’s patented invention, called Modular Water Systems (www.modularwater.com).

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525 S. Hewitt St., Los Angeles, CA 90013 | Phone: (323) 939-6645 | Fax: (323) 315-2300 | www.originclear.com

A leading provider of water treatment solutions.

And... Dan will rely on Progressive’s high-quality fabrication capabilities. That’s synergy!

You may be able to invest in OriginClear… without buying common stock.

Do you like OriginClear? If you’re an accredited investor, this is well worth reviewing.

We are offering a new type of preferred stock*. It offers an 8% annual dividend, and we will be required to redeem the shares by September of 2020.

In other words, repayment of the purchase price is mandatory, investors will make 8% along the way, and the repayment obligation is secured by our patent portfolio.

A Dan Early-designed Pump Station for the LA Federal Courthouse. The casing design is patented.

Here’s the important part: investors will also receive, as additional consideration for the purchase of the preferred shares, significant common stock under this offering.

Only accredited investors may participate. Not sure if you’re accredited? We’ll help you figure that out, too.

This is a limited time offer that is helping to build Dan Early’s Modular Water, among other important projects, as well as our ongoing operations.

If you’re interested in more information about this offering, call (323) 939-6645, extension 116, or email invest@originclear.com.

There’s also a handy reply card, which you can use. We hope to hear from you soon!

My deepest regards,

Riggs Eckelberry
CEO, OriginClear, Inc.

* Subject to the terms and conditions of the offering. This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities.

SHAREHOLDER NOTICE OF ACTION TAKEN BY WRITTEN CONSENT

OriginClear, Inc., a Nevada corporation (the “Company”), hereby gives you notice, that the board of directors, and the shareholders holding a majority of the voting power of the Company, each by written consent, dated August 9, 2018 and August 9, 2018 respectively, approved the filing of a Certificate of Amendment to the Articles of Incorporation of the Company (the “Certificate of Amendment”) to increase the authorized common stock of the Company from 2,000,000,000 shares of common stock to 8,000,000,000 shares of common stock. The Company filed the Certificate of Amendment with the Secretary of State of Nevada on August 13, 2018.

Safe Harbor Statement:

Matters discussed in this letter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this letter, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect,” and similar expressions identify such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein, and while expected, there is no guarantee that we will attain the aforementioned anticipated developmental milestones. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive, and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

525 S. Hewitt St., Los Angeles, CA 90013 | Phone: (323) 939-6645 | Fax: (323) 315-2300 | www.originclear.com

A leading provider of water treatment solutions.